EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

AMN Healthcare Services, Inc.:

We consent to the use of our reports dated March 9, 2006 with respect to the consolidated balance sheets of AMN Healthcare Services, Inc. and subsidiaries, as of December 31, 2005 and 2004, and the related consolidated statement of operations, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005, the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus. Our report dated March 9, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states that the Company acquired The MHA Group, Inc. and subsidiaries (the “acquired entity”) during 2005, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, the acquired entity’s internal control over financial reporting associated with the total assets of $72.5 million and total revenues of $53.3 million included in the consolidated financial statements of the Company as of and for the year ended December 31, 2005. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of the acquired entity.

We also consent to the use of our report dated December 30, 2005, with respect to the consolidated balance sheets of The MHA Group, Inc. and subsidiaries as of September 30, 2005 and 2004, and the related consolidated statements of earnings, stockholders’ equity and cash flows for each of the years in the three-year period ended September 30, 2005, which report appears in the Form 8-K of AMN Healthcare Services, Inc. dated January 17, 2006, incorporated by reference herein.

/s/ KPMG LLP

San Diego, California

March 9, 2006